REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May 7, 2004, by and between Critical Home Care, Inc., a Nevada corporation (the "Company"), and John E. Elliott, II and Lawrence R. Kuhnert (individually a "Shareholder" and collectively the "Shareholders").

         WHEREAS, the Company, the Shareholders and certain others entered into an Agreement and Plan of Merger dated May 7, 2004, to be effective May 10, 2004, (the "Merger Agreement"), providing for certain transactions which when consummated, will result in the issuance by the Company to the Shareholders, of certain of the Company's issued and outstanding, voting, $.001 par value, common stock as follows:

         John E. Elliott, II        12,780,000 Shares

         Lawrence R. Kuhnert        8,520,000 Shares

         John E. Elliott, II        600,000 Warrant Shares

         Lawrence R. Kuhnert        400,000 Warrant Shares

(collectively, the "Shares"). The Shares will be evidenced by certificates and/or other instruments to be prepared after the date of this Agreement. The Shareholders may further identify the Shares covered by this Agreement by delivering a writing to the Company, identifying the Shares by certificate number.

         WHEREAS, pursuant to Article 2.4(e) of the Merger Agreement, the Company is obligated to cause the Shares to be registered for resale with the United States Securities and Exchange Commission (the "SEC"), in accordance with the Securities Act of 1933 (the "Act") and any and all applicable states, in accordance with the securities laws of such states (the "Blue Sky Laws").

         WHEREAS, the parties desire to enter into this Agreement to provide for the registration of the Shares.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants herein contained, the parties hereto agree as follows:

         1. Registration. The Company shall register with the SEC the Shares for public sale by the Shareholders, in their discretion, either in the public market or in negotiated transactions from time to time under the Act and any applicable Blue Sky Laws (the "Registration"). The Registration (and registration statement) shall be made effective on or before November 7, 2004 and shall thereafter, be made and kept continuously effective for so long as the Shareholders shall hold any of the Shares.

         2. Registration Procedures. The Shareholders shall furnish to the Company such information regarding them, the Shares held by them, the intended method of their disposition of the Shares, and such information as the Company shall reasonably request and as shall be legally required, in connection with the Registration of the Shares.

         The Company shall:

                  (a) prepare and file with the SEC, a registration statement on the appropriate form prescribed by the SEC and cause such registration statement to become effective on or before November 7, 2004. The Registration (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (b) prepare and file with the SEC, such amendments, post-effective amendments and supplements to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective until the distribution of Shares shall have been completed; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act (or any successor rule); and comply with the provisions of the Act applicable to it with respect to the disposition of the Shares covered by such registration statement during the applicable period in accordance with the intended methods of disposition of the Shares being sold by the Shareholders, set forth in such registration statement or supplement to the prospectus. In the case of amendments and supplements to the Registration that are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall file such amendments or supplements with the SEC on the same day or as soon as practicably thereafter on which the Exchange Act report is filed that created the requirement for the Company to amend or supplement the Registration;

                  (c) furnish to each Shareholder at least one (1) conformed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any exhibits or documents incorporated by reference therein as the Shareholders or underwriter or underwriters, if any, may reasonably request in order to facilitate the disposition of the Shares being sold by the Shareholders;

                  (d) on or prior to the date on which the registration statement is declared effective, to register or qualify, and to cooperate with the Shareholders, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the Shares covered by the registration statement for


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

         offer and sale under the Act or Blue Sky Laws of each state and other jurisdiction of the United States as the Shareholders or underwriter or underwriters, if any, may request (considering the nature or size of the offering and the expense and time involved in such qualification or registration), and to do any and all other acts or things which may be necessary or advisable to enable the disposition in all such jurisdictions of the Shares covered by the applicable registration statement;

                  (e) cause the Shares covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, any filing required to be made by the underwriter or underwriters, if any, with a stock market, exchange or quotation service (such as New York Stock Exchange, American Stock Exchange, NASDAQ, OTCBB or Pink Sheets Service), as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of the Shares;

                  (f) prior to the effective date of a registration statement covering the Shares (i) cooperate with the holders of the Shares to provide certificates for the Shares in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Shares to be offered;

                  (g) provide a transfer agent and registrar for all such Shares not later than the effective date of the first registration statement relating to the Shares and co-operate to make certificates promptly available;

                  (h) list or have included for trading the Shares on any stock exchange or interdealer quotation system upon which other securities of the Company of the same class are listed or included for trading; and

                  (i) enter into customary underwriting and other agreements and obtain cold comfort letters and/or legal opinion letters in customary form as may be requested by any underwriter or the Shareholders.

                  (j) notify each seller of such Shares, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall promptly prepare a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (k) make available for inspection by any seller of Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller


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

         or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (l) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                  (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall notify the Shareholders thereof and use its best efforts promptly to obtain the withdrawal of such order;

                  (n) The Company shall hold in confidence and not make any disclosure of information concerning a Shareholder provided to the Company unless (i) disclosure of such information is necessary to comply with Federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Shareholder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Shareholder and allow such Shareholder, at the Shareholder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

                  (o) use its best efforts to cause its management to participate fully in the sale process, including, without limitation, the preparation of the registration statement and the preparation and presentation of any "road shows," whether domestic or international.

         3. Registration Expenses. The Company shall bear and pay all expenses in connection with the Registration, including, without limitation, the expenses of preparing any registration statement; SEC and state "blue sky" filing, registration and qualification fees and expenses; fees and expenses associated with filings required to be made with the NASD; fees and expenses of counsel for the Company, independent public accountants

(including, without limitation, the cost of providing any legal opinions or "cold comfort" letters); underwriters and other persons retained by the Company, fees and expenses and disbursements of counsel for the Shareholders.

         4.       Indemnification.

                  (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Shareholder who holds such Shares, against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Losses"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto to which any of them may become subject insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Shares are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Shares pursuant to the Registration or (iv) any material violation of this Agreement. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of Shares. This indemnification shall also be given by the Company with respect to any required registration or other qualification of Shares under any federal or state law or regulation of any governmental authority other than the Act. The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred. The provisions of this Section 4 shall be in addition to any other rights to indemnification or contribution which a Shareholder may have pursuant to law, equity, contract or otherwise.


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

                  (b) If the indemnity and reimbursement obligation provided for in any paragraph of this Section 4 is unavailable or insufficient to hold harmless a Shareholder in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Shareholder as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Shareholder on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by a Shareholder as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Shareholder in connection with investigation or defending any Loss which is the subject of this paragraph. No Shareholder guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

         5.       Miscellaneous.

                  (a) Mutual Rights of the Shareholders. Each, every and all of the rights provided in this Agreement to the Shareholders and further, each, every and all of the obligations of the Company, shall be extended to each Shareholder individually or the Shareholders collectively, as the Shareholders may elect.

                  (b) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Shareholders.

                  (c) Adjustments Affecting Shares. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Shareholders to include the Shares in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of the Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  (d) Remedies. Any Shareholder having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and


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

         to exercise all other rights granted by law. Remedies available specifically hereunder are cumulative with each other and with all other remedies available at law and not specifically precluded hereby. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Shareholders.

                  (f) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, including, without limitation, any corporation or other entity into which the Company may be merged or converted. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Shareholders are also for the benefit of, and enforceable by, any subsequent holder of the Shareholders.

                  (g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (i) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), or sent via facsimile to the recipient accompanied by a certified registered mailing. Such notices, demands and other communications shall be sent to such party's address as set forth on the signature pages below or otherwise as set forth in the Company's records.


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

                  (k) GOVERNING LAW, JURY TRIAL AND JURISDICTION. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF MICHIGAN OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MICHIGAN. THE PARTIES HERETO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF MICHIGAN.

                  (l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  (m) Transfer. Prior to transferring any Shares to any person, the Shareholder transferring such Shares will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other members), a counterpart to this Agreement pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the person transferring such Shares with respect to the Shares so transferred.

                  (n) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the other agreements referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.


                         [Signatures on following page]


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

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                           CRITICAL HOME CARE, INC.
                                           a Nevada corporation

                                           By:
                                                --------------------------------

                                           Its:     President
                                                 -------------------------------



                                           SHAREHOLDERS

                                           -------------------------------------
                                           John E. Elliott, II, Individually


                                           -------------------------------------
                                           Lawrence R. Kuhnert, Individually


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